UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2011
Comarco, Inc.
(Exact name of registrant as specified in its charter)
000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 599-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     The 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on July 21, 2011. At that Meeting, the Company’s shareholders voted on the following four proposals: (i) an amendment to the Section 1(a) of Article IV of the Company’s Bylaws to reduce the authorized number of the Company’s directors to a minimum of four and a maximum of seven directors; (ii) the election of five directors to serve until the 2012 Annual Meeting of Shareholders and until their successors are elected; (iii) approval of the adoption of the Company’s 2011 Equity Incentive Plan, which sets aside a total of 750,000 shares (subject to adjustment as provided in the Plan) of the Company’s common stock for the grant of options, restricted shares and other equity incentives to the Company’s officers and other key employees and directors; and (iv) ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2012. Only shareholders of record as of May 31, 2011 (the “Record Date”) were entitled to notice of and to vote at the Annual Meeting.
     The results of the voting on each of the four proposals at the Annual Meeting are set forth below.
     Proposal 1. Bylaw Amendment. The amendment to Section 1(a) of Article IV of the Company’s Bylaws, reducing the authorized number of directors to a minimum of four and a maximum of seven required the affirmative vote of the holders of at least a majority of the Company’s outstanding shares. Each shareholder was entitled to cast a number of votes for or against this proposal equal to the number of shares owned by the shareholder as of the Record Date. The Bylaw amendment was approved by the following vote of the Company’s shareholders:

Votes For	Percent(1)	Votes Against	Percent(1)	Abstentions	Percent(1)
4,176,955	56.9%	233,648	3.2%	22,871	0.3%

(1)	As a percentage of the outstanding shares.
     There were a total of 2,634,406 broker non-votes with respect to the Bylaw amendment.
     A copy of the amendment to Section 1(a) of Article IV of the Company’s Bylaws, as approved by the shareholders is attached as Exhibit 3.2.1 to and incorporated by this reference into this Current Report on Form 8-K.
     Proposal 2. Election of Directors. At the Annual Meeting a total of five candidates were nominated for election to the Board of Directors to serve for a term of one year and until their successors are elected. Each shareholder was entitled to cast a number of votes equal to the number of shares of common stock held of record by such shareholder as of the Record Date for each of up to five nominees and the five nominees receiving the highest number of votes cast were elected.
     All five candidates for election to the Board were nominated by the Board of Directors. As a result, the election was uncontested and all of those five candidates were elected to serve as the directors of the Company for the ensuing year. The following table sets forth the names of those five candidates and the respective numbers of votes cast for, and the respective numbers of votes withheld their election:

	Votes Cast
	For	Withheld
Paul Borowiec	4,416,288	16,916
Wayne G. Cadwallader	4,416,288	16,916
Richard T. LeBuhn	4,387,040	46,209
Michael R. Levin	4,416,254	16,995
Michael H. Mulroy	4,416,266	16,998
     There were a total of 2,634,406 broker non-votes with respect to the election of directors.

     Proposal 3. Adoption of the Company’s 2011 Equity Incentive Plan. Approval of the adoption of the 2011 Equity Incentive Plan required the affirmative vote of a majority of the shares present and voting on that proposal at the Annual Meeting. Each shareholder was entitled to cast a number of votes for or against this proposal equal to the number of shares owned by the shareholder as of the Record Date. This proposal was approved by the following vote of the Company’s shareholders:

Votes For	Percent(1)	Votes Against	Percent(1)	Abstentions	Percent(1)
3,779,157	85.2%	643,670	14.5%	10,647	0.3%

(1)	As a percentage of the total number of shares voted on this Proposal.
     There were a total of 2,634,406 broker non-votes with respect to this proposal.
     Proposal 4. Ratification of Appointment of Independent Registered Public Accountants for Fiscal 2012. At the Annual Meeting the Company’s shareholders voted on a proposal to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP, as the Company’s independent registered public accounting firm for the year ending January 31, 2012. The vote required to approve this proposal was a majority of the shares present and voting on that proposal at the Annual Meeting. Each shareholder was entitled to cast a number of votes for or against this proposal equal to the number of shares owned by the shareholder as of the Record Date.
     The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, this proposal:

Votes For	Percent(1)	Votes Against	Percent(1)	Abstentions	Percent(1)
6,830,587	96.6%	224,856	3.2%	12,437	0.2%

(1)	As a percent of the total number of shares voted on this Proposal.
     There were no broker non-votes with respect to this proposal.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
3.2.1	Certificate of Amendment to Section 1(a) of Article IV of the Bylaws.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2011	COMARCO, INC.
	By:	/s/ ALISHA K. CHARLTON
Alisha K. Charlton
Vice President and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.2.1	Certificate of Amendment to Section 1(a) of Article IV of the Bylaws.

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